UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14a

(Rule 14a-101)

Schedule 14a Information

(Rule 14a-101)

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NORTHERN FUNDS

PROXY SOLICITATION SCRIPT

Greeting:

Hello, is Mr./Ms.                  available please?

Hi Mr./Ms.                            , my name is                                      and I am calling from the Northern Funds Center/ Broadridge on behalf of the Northern Funds. Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders for the Northern Funds. Have you received this material?

If Received:

For your convenience, would you like to vote now over the phone?

If yes:

The process will only take a few moments. I will connect you to one of our proxy voting specialists/ now take your vote. (Transfer to Broadridge proxy vote specialist/take vote.)

If Unsure of voting:

Would you like me to review the proposals with you? (Answer all the shareholder’s questions and ask them if they wish to vote over the phone. If they agree, transfer to Broadridge proxy vote specialist/take vote.)

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

If Not Received:

I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip and submit for remailing.)

Thank you. You should receive these materials shortly. The materials will inform you of the methods available to you to cast your vote, one of which is to call the toll-free number listed in the material.

If Shares were sold after (record date):

I understand Mr./Ms.                , however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting your shares now? (If shareholder agrees, transfer to Broadridge proxy vote specialist/take vote.)

Answering machine message:

Hello, my name is                                          and I am a Northern Funds investment representative/ Broadridge representative calling on behalf of Northern Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on January 29, 2008.

Your participation is very important. To vote over the telephone, call toll-free at 866-414-6351 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 a.m. – 9:00 p.m. and Saturday 10:00 a.m. – 6:00 p.m., Eastern time until 9:00 p.m. on January 28, 2008. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.